SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2002

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File No. 1-9973

Delaware	36-3352497
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone No., including Area Code	(847) 741-3300

Item 4. Changes in Registrant’s Certifying Accountant

On July 24, 2002, the Board of Directors of The Middleby Corporation (“Middleby”) dismissed Arthur Andersen LLP (“Andersen”) as Middleby’s independent public accountants and engaged Deloitte & Touche LLP to serve as Middleby’s independent public accountants for fiscal 2002.

Andersen’s reports on Middleby’s consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Middleby’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Middleby’s consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

After making reasonable efforts, Middleby has been unable to obtain a letter from Andersen stating whether Andersen agrees with the foregoing statements, and therefore pursuant to Item 304T of Regulation S-K, such letter is not being filled herewith.

During Middleby’s two most recent fiscal years and through the date of this Form 8-K, Middleby did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Middleby’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MIDDLEBY CORPORATION
(Registrant)

Date July 25, 2002	By:	/s/ David B. Baker
David B. Baker Vice President, Chief Financial Officer and Secretary

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